UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 30, 2016

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 202 West Main St. Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 30, 2016, Farmers Capital Bank Corporation (the “Company”), amended its Employment Agreement Dated December 10, 2012, as amended on November 26, 2013, December 8, 2014, and December 7, 2015 (the “Agreement”), with Lloyd C. Hillard, Jr., the Company’s President and Chief Executive Officer. The current amendment adds provisions related to receipt of compensation due to Mr. Hillard in the event of a change in control of the Company or upon his retirement.

The amendment provides that under a change in control of the Company, Mr. Hillard will receive payment equal to the balance of his employment Agreement payable at the closing of such a transaction. The amendment also provides that, with a 180 day written notice, Mr. Hillard may retire and receive the balance owed under his employment Agreement.

The above summary of the Agreement is qualified in its entirety by reference to the text of the amendment, a copy of which is attached, and incorporated herein by reference, as Exhibit 10.1 to this Current Report on 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit 10.1 – Amendment No. 4 dated December 30, 2016 to Employment Agreement between Farmers Capital Bank Corporation and Lloyd C. Hillard, Jr., dated December 10, 2012 (as amended by amendment No. 1 dated November 26, 2013, Amendment No. 2 dated December 8, 2014, and Amendment No. 3 dated December 7, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

1-4-17	/s/ Mark A. Hampton
Date	Mark A. Hampton
Executive Vice President, Chief Financial Officer, and Secretary

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